SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant To Section 14(a) Of
                    The Securities Exchange Act Of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Section 240.14a-12

                         ICN Pharmaceuticals, Inc.
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              (Name of Registrant as Specified in its Charter)

                                    N/A
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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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     (5) Total fee paid:
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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Following is the text of a press release issued by ICN Pharmaceuticals,
Inc. on May 3, 2002:


ICN PHARMACEUTICALS ANNOUNCES FILING OF REVISED PRELIMINARY PROXY

- MAILING TO SHAREHOLDERS TO COMMENCE SHORTLY -

- SHAREHOLDERS URGED TO VOTE THE GOLD CARD -

COSTA MESA, Calif., May 3 /PRNewswire-FirstCall/ -- ICN Pharmaceuticals (NYSE: ICN - news) today announced that it filed its revised preliminary proxy materials with the Securities and Exchange Commission (SEC) in connection with its 2002 Annual Shareholders Meeting. The mailing of definitive proxy materials to all shareholders is expected shortly.

Included in the revised preliminary proxy materials is the company's slate of nominees for election at the annual meeting. The nominees are Senator Birch Bayh, Abraham "Barry" Cohen, and Rosemary Tomich. The nominees were deemed qualified by the independent nominating committee and unanimously approved by the board of directors as those best qualified to serve the interests of all shareholders.

Shareholders are urged to vote only the gold proxy card that they receive in the materials to be mailed by ICN and to discard the white proxy card previously sent by opposition shareholders.

Alan Charles, Executive Vice President, Corporate Relations, commented, "We believe the track record of our board and management team speaks for itself. We have consistently delivered results for our shareholders, including the completion of one of the most successful years in our operating history and the IPO for a 20 percent interest in Ribapharm. Our strong performance continued this year with our operations turning in record revenue and earnings for the first quarter of 2002 that were well ahead of last year.

"The choice before shareholders is clear: a proven management team and board that have led them to consistently strong performance, or a group the company believes has no long-term vision or plan for the company or any experience in our business, particularly a business with a global scope. We believe our shareholders deserve a board that is actively working for all of their interests. We believe that objective will only be achieved by electing the slate of directors nominated by ICN."

Birch Bayh is a prominent Washington attorney and a former United States Senator from Indiana. He has served on the Boards of ICN-affiliated companies since 1984.

Mr. Cohen is a retired Senior Vice President of Merck & Co. and President of Merck Sharp and Dohme International. Mr. Cohen serves as a director of the international conglomerate Akzo Corporation, located in the Netherlands, Chugai Pharmaceutical in Tokyo, Japan, and Smith Barney (Mutual Funds).

Ms. Tomich is the owner of the Hope Ranch Cattle Company and the A.S. Tomich Construction Company, and has been a member of ICN's board since 2001.

The company's prior preliminary proxy materials also included the nomination of Richard Koppes, who is on the opposition slate of director nominees. Mr. Koppes chose not to consent to having his name from the company's slate of nominees.

Charles continued, "We are disappointed that Mr. Koppes chose not to consent at such a late date, and chose to serve only the narrow interests of two minority shareholders. In his own words, Mr. Koppes had indicated in his letter to the company of April 22, 2002, a strong desire to serve on ICN's board when he said, 'Let me without delay assure you that I am willing to serve as a director of ICN if elected, and, that if elected, I will always act in what I believe to be the best interests of all of the shareholders.' Mr. Koppes further added,' ... neither I nor Iridian or FMA object if you choose to fill out your slate by favoring my election.'

"We responded to these affirmative statements of Mr. Koppes intent in good faith by adding him to our slate of director nominees in a true spirit of good corporate governance and with respect for the opposing views of others. Now that he has belatedly changed his mind, we must conclude that he did not mean to truly act in the best interests of all shareholders, but only in the interests of a minority group of shareholders."

ICN, headquartered in Costa Mesa, California, is an innovative research-based company. Its therapeutic focus is in anti-infectives, including anti-virals, dermatology, and oncology.


Additional information is also available on the Company's Web site at http://www.icnpharm.com.
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ICN has filed a preliminary proxy statement relating to ICN's 2002 annual meeting of stockholders with the Securities and Exchange Commission on April 29, 2002 and will file with the SEC and forward to ICN stockholders a definitive proxy statement. ICN stockholders are strongly advised to read the definitive proxy statement when it becomes available, as it will contain important information. Stockholders may obtain the preliminary proxy statement and will be able to obtain the definitive proxy statement, when available, and any amendments to the proxy statement and other documents filed by ICN with the SEC for free at the Internet website maintained by the SEC at www.sec.gov. In addition, ICN will mail the definitive proxy statement to each stockholder of record on April 9, 2002. ICN will also make additional copies of the definitive proxy statement and any amendments to the definitive proxy statement available for free to ICN's stockholders. Please direct your request for the definitive proxy statement to Investor Relations, ICN Pharmaceuticals, Inc., 3300 Hyland Avenue, Costa Mesa, California 92626, telephone (714) 545-0100, extension 3013.

ICN, its executive officers and directors and director nominees may be deemed to be participants in the solicitation of proxies for ICN's 2002 annual meeting of stockholders. Information regarding these participants is contained in the preliminary proxy statement filed with the SEC on April 29, 2002.

THE SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains forward-looking statements that involve risks and uncertainties, including but not limited to, projections of future sales, operating income, returns on invested assets, regulatory approval processes, and other risks detailed from time to time in the Company's Securities and Exchange Commission filings.

For further information, please contact: Investors, Mariann Ohanesian, ext. 3230, or Media, Alan Charles, ext. 3013, both of ICN Pharmaceuticals, Inc., +1-714-545-0100.